UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

      Date of Report (Date of Earliest Event Reported): February 16, 2004

                                H-NET.NET, INC.
                                ---------------
               (Exact Name of Registrant as Specified in Charter)

                                    Colorado
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                  033-20783-D
                                  -----------
                            (Commission File Number)

                                   84-1064958
                                   ----------
                      (I.R.S. Employer Identification No.)

                3256 Chico Way, NW, Bremerton, WA           98312
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (360) 782-4477
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


This Current Report on Form 8-K/A is filed by H-Net.Net, Inc., a Colorado corporation (the "Registrant"), in connection with the items described below. It amends that certain Current Report on Form 8-K, dated February 29, 2004 and filed by the Registrant with the Commission on March 2, 2004.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

On February 16, 2004, the Registrant and Donobi, Inc., a Washington corporation ("Donobi"), executed an Addendum and closed on an Acquisition Agreement and Plan of Reorganization (the" Agreement") for the acquisition by the Registrant, of all of the issued and outstanding stock of Donobi. This transaction was passed upon and approved by a majority of the Board of Directors of each company and was codified in the form of a definitive agreement originally executed by the parties on December 31, 2003.

Pursuant to the Agreement, Donobi exchanged all of its issued and outstanding common stock for 13,558,750 shares of newly issued Registrant common stock. As part of the transaction, the Registrant's Board of Directors has been replaced by Donobi Board Members and new officers have been appointed. The resignation of the Registrant's Directors is not the result of any disagreement with management.

The sole purpose of this amendment is to provide the financial statements of Donobi as required by Item 7(a) of Form 8-K and the proforma financial information required by Item 7(b) of Form 8-K, which financial statements and information were excluded from the Current Report on Form 8-K filed on March 2, 2004 in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.

ITEM  7.     FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION  AND
             EXHIBITS.

ITEM  7(a) - FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of Donobi, Inc., a Washington corporation, are set forth below: (i) the audited consolidated balance sheets, (ii) the audited statements of operations, (iii) the audited consolidated statements of stockholders' deficit and (iv) the audited consolidated statements of cash flows, in each case for the years ended January 31, 2004 and 2003, and (v) the consolidated notes to the financial statements for such period.



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To  the  Board  of  Directors:
Donobi,  Inc.

We have audited the consolidated balance sheet of Donobi, Inc. and its wholly owned subsidiaries as of January 31, 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended January 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Donobi, Inc. and its wholly owned subsidiaries as of January 31, 2004, and the consolidated results of its operations and its cash flows for the years ended January 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, has a stockholders' deficit and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Bongiovanni  &  Associates,  P.A.

Cornelius,  North  Carolina

April  29,  2004



                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 2004
===============================================================================


                                                                  Jan. 31, 2004
                                                                  -------------
                            ASSETS
                            ------

CURRENT ASSETS:
---------------
   Cash and cash equivalents                                      $      48,534
   Accounts receivable, net of allowance for
     doubtful accounts of $5,258                                        118,058
   Costs incurred in excess of billings                                  61,065
   Prepaid expenses and other current assets                             13,779
                                                                  -------------
      TOTAL CURRENT ASSETS                                              241,436
                                                                  -------------

FIXED ASSETS
------------
   Furniture and fixtures                                                53,174
   Vehicles                                                              37,639
   Computer hardware                                                    309,406
   Tenant improvements                                                    6,394
   Accumulated depreciation                                            (134,596)
                                                                  -------------
      TOTAL NET FIXED ASSETS                                            272,017
                                                                  -------------

OTHER ASSETS
------------
   Intangible assets, net of accumulated
     amortization of $13,259                                            507,500
   Deposits                                                              37,240
                                                                  -------------
      TOTAL OTHER ASSETS                                                544,740
                                                                  -------------

      TOTAL ASSETS                                                $   1,058,193
                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts payable and accrued expenses                          $     453,230
   Deferred revenue                                                     160,035
   Current portion of capitalized lease obligation                       11,808
   Current portion of notes payable                                     430,927
                                                                  -------------
      TOTAL CURRENT LIABILITIES                                       1,056,000
                                                                  -------------

LONG-TERM DEBT
--------------
   Notes payable                                                         53,621
   Capitalized lease obligation                                          12,739
                                                                  -------------
      TOTAL LONG-TERM DEBT                                               66,360
                                                                  -------------

STOCKHOLDERS' DEFICIT
---------------------
   Common stock (no par value, 100,000,000
     shares authorized; 13,558,750 shares issued
     and outstanding at January 31, 2004)                                     -
   Treasury stock                                                       (49,500)
   Additional paid in capital                                         1,528,681
   Retained deficit                                                  (1,543,348)
                                                                  -------------
      TOTAL STOCKHOLDERS' DEFICIT                                       (64,167)
                                                                  -------------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $   1,058,193
                                                                  =============




                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003
===============================================================================

                                                    For the Year Ended Jan. 31,
                                                      2004              2003
                                                   ----------        ----------

REVENUES:
---------
   Sales                                           $2,221,992        $1,080,442
   Cost of sales                                   (1,132,455)         (547,837)
                                                   ----------        ----------
      Gross profit                                  1,089,537           532,605
                                                   ----------        ----------

EXPENSES:
---------
   Advertising                                         49,905            42,213
   Salaries, wages and related taxes                  947,120           554,115
   Depreciation                                        22,205            66,300
   Amortization                                         6,531             2,391
   Dues and subscriptions                               4,976             5,846
   Insurance                                           77,280            44,485
   Office supplies                                     35,071            13,905
   Finance, credit card and bank charges               43,907            10,185
   Other general and administrative                    27,693            28,273
   Taxes and licenses                                  37,754            19,065
   Postage and delivery                                26,731             8,964
   Professional fees                                  125,397            22,944
   Repairs and maintenance                              9,071             3,789
   Telephone                                           64,445            25,859
   Travel and entertainment                            32,193            11,124
   Rent                                                70,950            46,622
   Utilities                                            5,690             1,346
   Bad debts                                            6,527            52,283
                                                   ----------        ----------
      Total Expenses                                1,593,446           959,709
                                                   ----------        ----------

      Loss from operations                         $ (503,909)       $ (427,104)

OTHER INCOME (EXPENSE):
-----------------------
   Loss from impairment of goodwill                  (124,629)                -
   Interest expense                                   (28,875)          (13,584)
   Other income                                         2,326             1,100
                                                   ----------        ----------
      Total other expense                            (151,178)          (12,484)
                                                   ----------        ----------

      Loss before income taxes and
        extraordinary item                           (655,087)         (439,588)

   Provision for income taxes                               -                 -
                                                   ----------        ----------

      Loss before extraordinary item                 (655,087)         (439,588)

      Extraordinary item - fees associated
        with acquisition                             (202,075)                -
                                                   ----------        ----------

      NET LOSS                                     $ (857,162)       $ (439,588)
                                                   ==========        ==========

   Basic and fully diluted net loss per
     common share:                                 $    (0.07)       $    (0.04)
                                                   ==========        ==========

   Weighted average common shares outstanding      12,609,817        11,227,033
                                                   ==========        ==========





The accompanying notes are an integral part of these consolidated financial statements






                             DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003
==========================================================================================================

                                                                     Additional
                                                    Common  Stock      Paid-in     Treasury     Retained
                                                  Shares     Amount    Capital       Stock      (Deficit)
                                                ----------   ------  ----------    --------    -----------

Balances, January 31, 2002                      10,793,183   $    -  $  360,991    $      -    $  (246,598)

Net loss for the year                                    -        -           -           -       (439,588)

Issuance of common shares for acquisitions         215,000        -       6,499           -              -

Sale of common stock                               652,700        -     276,350           -              -

Balances, January 31, 2003                      11,660,883        -  $  643,840    $      -    $  (686,186)

Net loss for the year                                    -        -           -           -       (857,162)

Purchase of treasury shares                              -        -           -     (49,500)             -

Issuance of common shares for services              11,025        -       5,512           -              -

Issuance of common shares placed in escrow         375,000        -           -           -              -

Sale of common stock                             1,511,842        -     879,329           -              -

Balances, January 31, 2004                      13,558,750   $    -  $1,528,681    $(49,500)   $(1,543,348)
                                                ----------   ------  ----------    --------    -----------








The accompanying notes are an integral part of these consolidated financial statements






                  DONOBI, INC. & ITS WHOLLY OWNED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003
===============================================================================

                                                      2004              2003
                                                   ----------        ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
   Net loss                                        $ (857,162)       $ (439,588)
   Adjustments to reconcile net loss to
   net cash (used in) operating activities:
      Depreciation                                     22,205            66,300
      Amortization                                      6,531             2,391
      Loss from impairment of goodwill                124,629                 -
      Bad debts                                         6,527            52,283
      Issuance of common shares for services            5,512                 -
     (Increase) decrease in operating assets:
         Accounts receivable                          (69,785)            4,448
         Costs incurred in excess of billings         (45,125)          (16,480)
         Prepaid expenses and other assets             (8,246)           (5,533)
      Increase (decrease) in operating liabilities
         Accounts payable and accrued expenses        181,565           206,310
         Deferred revenue                             160,035           (32,049)
                                                   ----------        ----------
         NET CASH USED IN OPERATING ACTIVITIES       (473,314)         (161,918)
                                                   ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
   Increase in deposits                               (35,425)           (1,277)
   Purchases of intangible assets                    (167,549)         (100,000)
   Purchases of fixed assets                          (93,289)          (68,064)
                                                   ----------        ----------
         NET CASH USED IN INVESTING ACTIVITIES       (296,263)         (169,341)
                                                   ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
   Principal repayments under capitalized
     lease obligation                                  (8,166)           (1,350)
   Borrowings on notes payable                        142,500           290,840
   Principal repayments on notes payable             (229,708)         (212,510)
   Purchase of treasury stock                          (4,500)                -
   Sale of common shares                              879,329           276,350
                                                   ----------        ----------
         NET CASH PROVIDED BY FINANCING
         ACTIVITIES                                   779,455           353,330
                                                   ----------        ----------

         NET INCREASE (DECREASE) IN CASH
         AND CASH EQUIVALENTS                           9,878            22,071
                                                   ----------        ----------

   CASH AND CASH EQUIVALENTS,
   BEGINNING OF THE YEAR                               38,656            16,585
                                                   ----------        ----------

   END OF THE YEAR                                 $   48,534        $   38,656
                                                   ==========        ==========

SUPPLEMENTARY CASH FLOW INFORMATION OF NON-CASH
FINANCING ACTIVITIES:
   Common stock issued for services                $    5,512        $        -
   Common shares issued and notes payables
     incurred for purchase of goodwill and
     equipment                                     $   56,000        $  150,000
   Notes payables incurred for purchase of
     fixed assets                                  $   33,903        $        -
                                                   ==========        ==========
   Treasury stock acquired via accounts payable    $   45,000        $        -
                                                   ==========        ==========


NOTE  1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

Business  Activity
------------------
Donobi Inc. and its wholly owned subsidiaries (the "Company") provide Internet related services including connectivity, web access, web hosting and development, video services, networking and development and design to single and multi-unit residential and business customers across the U.S.A, principally in the Northwestern part of the U.S.A.

The consolidated financial statements include its wholly owned subsidiaries, World Front Technologies Corporation and Silverlink Corporation.

Basis  of  Presentation
-----------------------
The consolidated financial statements include the accounts of Donobi Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Management's  Use  of  Estimates
--------------------------------
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Actual  results  could  differ  from  those  estimates.

Deferred  Taxes
---------------
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Impairment  of  Long-Lived  Assets
----------------------------------
The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on February 1, 2002. No impairments of these types of assets were recognized during the years ended January 31, 2004 and 2003 based upon a management review of such assets.

Accounts  Receivable
--------------------

Accounts receivable are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. The Company performs ongoing credit reviews of its customer accounts.

NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
         -----------------------------------------------------------

Fixed  Assets
-------------
Fixed assets are stated at cost less accumulated depreciation. Expenditures over $1,000 that would increase the value or extend the useful life of property and equipment are capitalized. Depreciation is provided on a straight-line basis over the estimated useful life of the assets that range from 5 years for equipment to 7 years for furniture.

Revenue  Recognition
--------------------
Revenues are recognized when the products are shipped. Internet related revenues are recorded when they are rendered and earned. Revenues from support and maintenance contracts are recognized over the term of the contract. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company follows the percentage of completion method of accounting for contracts. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset in the accompanying balance sheet.

Financial  Instruments
----------------------
The Company's financial instruments are cash, investments, accounts receivable and accounts payable. The recorded values of cash, accounts receivable, intangibles, deposits, accounts payable and accrued expenses, notes payable approximate their fair values based on their short-term nature.

Cash  and  Cash  Equivalents  - For purposes of the Statement of Cash Flows, the
----------------------------
Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loss  Per Share- The Company reports loss per share in accordance with Statement
---------------
of Financial Accounting Standard (SFAS) No.128. Thisstatement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Advertising  -  The  Company  charges  the  costs of advertising to expense when
-----------
incurred. Advertising expense for the years ended January 31, 2004 and 2003 was $49,905 and $42,213, respectively.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards
---------------------------
Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the years covered in the financial statements.


NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
         -----------------------------------------------------------

Equipment  Under  Capital  Lease  -  The  Company  leases  certain  of  its data
--------------------------------
communication and other equipment under agreements accounted for a capital leases. The assets and liabilities under capital leases are recorded at the lesser of the present value of the aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the related lease term.

The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable.

Intangible  Assets  - Intangible assets consists of goodwill, customer lists and
------------------
non-compete covenants. Purchase goodwill, which represents the excess of the cost of the purchased company over the fair value of the net assets of acquisition, was being amortized over 15 years until the end of fiscal 2001. Effective January 31, 2002, the Company ceased amortization of goodwill in accordance with Standards Board Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", The Company assesses goodwill and customer lists for impairment annually. Customer lists, consisting of acquired subscriber bases, are being amortized over 15 years and non-compete covenants are being amortized over the contractual life/term of the non-compete period.

Recent  Accounting  Pronouncements  -  In  June 2001, the Financial Board issued
----------------------------------
Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 does not have a material effect on its consolidated financial condition or consolidated cash flows.

In April of 2002, Statement of Financial Accounting Standards ("SFAS") No. 145 was issued which rescinded SFAS Statements No. 4, 44 and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its consolidated financial condition or consolidated cash flows. The Company adopted SFAS 145 on January 1, 2004.

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that

NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
         -----------------------------------------------------------

the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SFAS 146 to have an impact its consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

Recent  Accounting  Pronouncements  (Cont.)  - In December 2002, the FASB issued
-------------------------------------------
SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment to SFAS No. 123" ("SFAS No. 148"), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123. The Company adopted the disclosure provisions of SFAS No. 148 for the quarters ending after December 15, 2002.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15,2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The Company plans to adopt this Interpretation in the first quarter of its fiscal year.

In January 2003, the EITF released Issue No. 00-21, ("EITF 00-21"), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June

NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
         -----------------------------------------------------------

15, 2003. The adoption of this standard will not have an impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's consolidated financial statements.

NOTE  2  INCOME  TAXES
         -------------

At January 31, 2004 the Company had federal net operating loss carry forwards of approximately $1,300,000 that expire in various years through the year 2018.

Due to operating losses, there is no provision for current federal income taxes for the years ended January 31, 2004 and 2003. There are no state income taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's deferred tax asset at January 31, 2004 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $440,000 less a valuation allowance in the amount of approximately $440,000, respectively. Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $230,000 and $149,000 for the years ended January 31, 2004 and 2003, respectively.

     The Company's total deferred tax asset as of January 31, 2004 is as follows:

          Net operating loss carry forwards          $   1,300,000
          Valuation allowance                           (1,300,000)
                                                     -------------

          Net deferred tax asset                     $          --
                                                     =============

NOTE  2  INCOME  TAXES  (CONT.)
         ----------------------

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended January 31, 2004 and 2003 is as follows:

                                                             2004          2003
                                                             ----          ----
     Income tax computed at the federal statutory rate        34%           34%
     Valuation allowance                                     (34%)         (34%)
                                                             ----          ----

     Total deferred tax asset                                  0%            0%
                                                             ====          ====

NOTE  3  CAPITAL  STOCK
         --------------

The Company is authorized to issue 100,000,000 common shares at no par value per share. Rights and privileges of preferred shares will be determined at the time of issuance.

In September of 2002, there was an one-for-three reverse stock split of common shares. All share and per share amounts have been retroactively restated herein.

In prior years, the Company filed an Articles of Amendment with the State of Washington to increase the number of authorized common shares from 1,000,000 to 100,000,000, with a continued no par value. A majority of the Company's shareholders voted to approve this transaction.

During the years ended January 31, 2003 and 2004, the Company issued 652,700 and 1,511,842 common shares for cash receipts of $276,350 and $879,329, respectively.

During the year ended January 31, 2004, the Company issued 11,025 common shares for the fair value of services rendered $5,512, respectively, which is expensed in the accompanying statements of operations.

NOTE  4     LEASES
            ------

The Company leases its main office facilities, from a party related through common ownership, under an agreement that expires in February 2008. The Company paid this related party $39,159 during the year ended January 31, 2004. The Company also leases other office facilities on a month-to-month basis of $800 per month and leases its server room under a lease of $150 per month. This lease expires on November 30, 2004. Minimum rentals under the non-cancelable leases exceeding one year are as follows:

2005      $  43,499
2006         44,112
2007         50,855
2008         51,468
2009          8,578
          ---------
          $ 198,512
          =========

NOTE  4  LEASES  (CONT.)
         ---------------

Rent expense was $70,950 and $46,622 in fiscal years ending January 31, 2004 and 2003, respectively.

NOTE  5  LOSS  PER  SHARE
         ----------------

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Basic and diluted loss per share was the same for the fiscal years of 2004 and 2003.

The Company had a 1 for 3 reverse stock split in September of 2002. All per share amounts have been adjusted to reflect this split.

NOTE  6  LITIGATION
         ----------

During the year ended January 31, 2004, the Company filed a civil lawsuit against an entity for breach of fiduciary duty among other claims. This entity filed counterclaims against the Company. Subsequent to year-end, the Company settled this litigation by which the Company received 707,500 shares of its common stock back from the defendant in exchange for $49,500.

The Company is aware of certain various alleged claims made against it. The Company's attorney has opined to the Company, and management concurs, that the effects of any unfavorable outcomes to the Company are remote and immaterial.

NOTE  7  RELATED  PARTY  TRANSACTIONS
         ----------------------------

During the year ended January 31, 2004, the Company earned $41,690 from a company related to it through common ownership and directorship.

During the years ended January 31, 2004 and 2003, the Company earned $64,655 and $24,679, respectively, from a company related to it through common ownership and directorship.

During the year ended January 31, 2004, the Company paid $41,429 to a company related to it through common ownership.

NOTE  8  GOING  CONCERN  AND  UNCERTAINTY
         --------------------------------

The Company has suffered recurring losses from operations, has a negative book value and has negative working capital as of January 31, 2004. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding from new investors to alleviate the Company's working capital and book value deficiencies, and 2)

NOTE  8  GOING  CONCERN  AND  UNCERTAINTY  (CONT.)
         -----------------------------------------

implement a cost reduction plan and a plan to increase sales. The Company's continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE  9  SEGMENT  REPORTING
         ------------------

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of January 31, 2004 and 2003.

NOTE 10  SUPPLEMENTAL  CASH  FLOW  INFORMATION
         -------------------------------------

Supplemental disclosures of cash flow information for the years ended January 31, 2004 and 2003 are summarized as follows:

     Cash paid during the period for interest and income taxes:

                                               2004              2003
                                            ----------        ----------
               Income Taxes                 $       --        $       --
               Interest                     $   28,875        $   13,584

NOTE 11  CAPITALIZED  LEASE  OBLIGATION
         ------------------------------

The Company is leasing various equipment under noncancelable capital leases that expire at various dates through June, 2006. The total obligation under the capital leases has been recorded in the accompanying balance sheet at the net present value of the future minimum lease payments, discounted at an interest rate of 10%. The net book value of the equipment was approximately $25,000 at January 31, 2004.

Minimum future obligations under this capital lease at January 31, 2004 are as follows:

   Year                                     Amount
   ----                                   ----------
   2004                                   $   14,155
   2005                                       14,155
   2006                                        6,288
                                          ----------
   Total minimum obligation                   34,598

   Less amount representing interest          10,051
                                          ----------

NOTE 11  CAPITALIZED  LEASE  OBLIGATION  (CONT.)
         ---------------------------------------

   Present value of net minimum obligation    24,547

   Less current portion                       11,808
                                          ----------

                                          $   12,739
                                          ==========

NOTE  12  NOTES  PAYABLE
          --------------

Notes  payable  at  January  31,  2004  consist  of  the  following:

Note  payable  to  an  bank  related  through common directorship bearing  interest  or prime plus 2%, unsecured. Loan commenced on
June  8,  2003  and  matures  on  June  8,  2004.  No set monthly
principal payments under this open ended credit line.                   $149,680

Demand  loan  payable  to  a  related  party  officer  bearing no interest,  unsecured.  No set monthly principal payments. Effects of  imputed interest are  included  in  the  financial statements
herein.                                                                 $ 25,000

Note  payable  to  an  individual,  who  is  also  a  minority stockholder,  bearing 9.50% interest per annum, unsecured. No set monthly  payments  of  principal  and interest. Note matured four months  from  signing  date  of  December,  2002.  Note  includes additional  4%  in  points  on  the unpaid balance. See "Business
Acquisition"  footnote  below  for  the reason  for  the  loan.         $ 75,000

Unsecured  note  payable  to  unrelated  individuals  bearing  no interest  for  the  60  day  term  of the note. Entire balance of principal  and  unpaid interest, formerly due on February of 2003 now  due  on  demand. Effects of imputed interest are included in the  financial  statements  herein.  See  "Business  Acquisition"
footnote  below  for  the  reason  for  this  loan.                     $ 97,169

Unsecured  loan payable to unrelated individuals bearing interest of  4.48%.  Monthly  payments  of  principal  and  interest  of approximately  $1,700 with maturity formerly due on May 2003, now
past  due.                                                              $ 30,004

Unsecured  loan  payable  to  an  unrelated  individual  bearing interest  of 8.00%. Monthly payments of principal and interest of approximately  $2,900  with  maturity  due  date of May 2005. See
"Business  Acquisition"  footnote  below  for The reason for this
loan.                                                                   $ 46,880

Installment  note  payable to an unrelated credit company bearing interest  of  9.75%.  Sixty  monthly  payments  of  principal and
interest  of  $239  with  maturity  date  of  June  2008.               $ 10,258


NOTE 12  NOTES  PAYABLE  (CONT.)
         -----------------------

Installment  note  payable to an unrelated credit company bearing interest  of  9.75%.  Sixty  monthly  payments  of  principal and
interest  of  $236  with  maturity  date  of  June  2008.               $ 10,244

Installment  note  payable to an unrelated credit company bearing interest  of  9.75%.  Sixty  monthly  payments  of  principal and
interest  of  $239  with  maturity  date  of  June  2008.               $ 10,285

Unsecured  loan payable to unrelated individuals bearing interest of  4.48%.  Monthly  payments  of  principal  and  interest  of approximately  $1,700  with  maturity  formerly  due
on  May  2003,  now  past  due.                                         $ 30,028
                                                                        --------

   Total                                                                $484,548

   Less: current portion                                                $430,927
                                                                        --------

   Long-term portion                                                    $ 53,621
                                                                        ========

Principal maturities of notes payable as of January 31, 2004 for the next five years and thereafter is as follows:

2004                    $ 430,927
2005                    $  34,534
2006                    $   6,300
2007                    $   6,600
2008                    $   6,187
                        ---------
Total                   $ 484,548
                        =========

NOTE 13  CONCENTRATIONS
         --------------

The Company conducts a material amount of business with one particular vendor. Payments made to this vendor for the years ending January 31, 2004 and 2003 were $216,096 and $175,381, respectively. The Company's purchasing function could be vulnerable to the risk of a near-term severe impact in the event it loses this vendor.

NOTE 14  INTANGIBLE  ASSETS
         ------------------

     Intangible  assets  at  January  31,  2004  consists  of  the  following:

     Goodwill                                            $  258,676
     Accumulated  Amortization                               (5,769)
     Customer  Lists  (Acquired  Subscribers)               168,184
     Purchased  Contracts                                    79,399
     Accumulated  Amortization                               (5,311)

NOTE 14  INTANGIBLE  ASSETS  (CONT.)
         ---------------------------

     Covenants  not  to  Compete                             14,500
     Accumulated  Amortization                               (2,179)
                                                         ----------

     Total  Intangible  Assets                           $  507,500
                                                         ==========

Intangible assets consist of the aforementioned costs related to the acquisitions of assets by the Company. The Company allocates the purchase price to acquired subscriber bases (customer lists), goodwill and covenants not to compete based on reasonable methods at the time of acquisition. In prior years, amortization of goodwill was provided using the straight line method over fifteen years commencing upon completion of the transaction.

Upon adoption of SFAS No. 142, on January 31, 2002, no further amortization of goodwill was recorded. Amortization expense for the years ending January 31, 2004 and 2003 was $6,531 and $2,391, respectively.

In connection with SFAS No. 142, goodwill was evaluated and tested to determine if there was an impairment of goodwill. The evaluation was based on undiscounted cash flow projections of the Company. An excess of carrying value over projected undiscounted cash flows resulted in recognition of a $124,629 impairment during the year ended January 31, 2004 which is included in the accompanying statement of operations.

NOTE 15  BUSINESS  ACQUISITIONS
         ----------------------

AQUISITION  A:
--------------

During the year ended January 31, 2003, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $250,000 was paid with $100,000 in cash consideration and with a note payable (see "Notes Payable" footnote above for more details of this loan) to the owners/managers of the company in the amount of $150,000. The purchase price was allocated as follows:

          Goodwill               $250,000
                                 --------
          Total                  $250,000
                                 ========


The goodwill is not amortized under SFAS No. 142 and is periodically tested for impairment. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through the respective year-ends.

The goodwill was tested for impairment and it was determined that $78,633 of the aforementioned goodwill was impaired during the year

NOTE 15  BUSINESS  ACQUISITIONS  (CONT.)
         -------------------------------

ended January 31, 2004. The expense is included in the accompanying statements of operations.

AQUISITION  B:
--------------

In prior years, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $75,000 was paid with $75,000 in cash consideration, which, in turn, was financed via a note payable (see "Notes Payable" footnote above for more details of this loan) to an unrelated individual in the amount of $75,000. The purchase price was allocated as follows:

          Goodwill               $ 67,000
          Non-compete  covenant     3,000
          Equipment                 5,000
                                 --------
          Total                  $ 75,000
                                 ========

The equipment is being depreciated over its estimated useful life. The non-compete covenant is being amortized over 15 years under the straight-line method, representing the actual period of such provision per the agreement. The goodwill is not amortized under SFAS No. 142 and is periodically tested for impairment. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through the respective year-ends.

The goodwill was tested for impairment and it was determined that $45,996 of the aforementioned goodwill was impaired during the year ended January 31, 2004. The expense is included in the accompanying statements of operations.

AQUISITION  C:
--------------

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The total purchase price of $57,000 was paid with $57,000 in cash consideration via a note payable (see "Notes Payable" footnote above for more details of this loan) to the manager/owner of the company in the amount of $56,000. The purchase price was allocated as follows:

          Customer  Lists        $ 50,400
          Equipment                 5,600
                                 --------
          Total                  $ 57,000
                                 ========

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated

NOTE 15  BUSINESS  ACQUISITIONS  (CONT.)
         -------------------------------

company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.


AQUISITION  D:
--------------

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $46,227 was paid with the assumption of the seller's note payable (see "Notes Payable" footnote above for more details of this loan) in the amount of $46,227. The purchase price was allocated as follows:

          Customer  Lists        $ 41,227
          Non-compete  covenant     5,000
                                 --------
          Total                  $ 57,000
                                 ========

The customer lists are amortized over fifteen years under the straight-line method. The non-compete covenant is being amortized over three years under the straight-line method, representing the actual period of such provision per the agreement. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

AQUISITION  E:
--------------

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $40,022 was paid with $40,022 in cash consideration. The purchase price was allocated as follows:

          Customer  Lists        $ 40,022
                                 --------
          Total                  $ 40,022
                                 ========

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

AQUISITION  F:
--------------

During the year ended January 31, 2004, the Company purchased certain assets from an unrelated company in a similar line of business. The purchase price of $36,535 was paid with $36,535 in cash consideration. The purchase price was allocated as follows:

NOTE 15  BUSINESS  ACQUISITIONS  (CONT.)
         -------------------------------

          Customer  Lists        $ 36,535
                                 --------
          Total                  $ 36,535
                                 ========

The customer lists are amortized over fifteen years under the straight-line method. The period for which results of operations of this unrelated company are included in the accompanying statements of operations is from the date of acquisition through January 31, 2004.

NOTE 16  PURCHASED  CONTRACTS
         --------------------

During the year ended January 31, 2004, the Company purchased certain customer contracts from an unrelated company in a similar line of business for a net purchase price of $79,399. The intangible assets (customer contracts) are being amortized under the straight-line method over the lives of the contracts which are five years. This intangible asset was tested for impairment and it was determined that there was no impairment as of and for the year ended January 31, 2004.

NOTE 17  SUBSEQUENT  EVENTS
         ------------------

On February 16, 2004, the Company and an unrelated publicly traded company, executed an addendum and closed on an Acquisition Agreement and Plan of Reorganization (the "Agreement") for the acquisition by the publicly traded company, of all of the Company's issued and outstanding stock. This transaction was passed upon and approved by a majority of Board of Directors of each company and was codified in the form of a definitive agreement originally executed by the parties on December 30, 2003.

Pursuant to the Agreement, the Company exchanged all of its issued and outstanding common stock for 13,558,750 shares of newly issued common stock of the publicly traded company. As a result of the transaction, a change of control of the publicly traded company has occurred and the Company shareholders, as a group, now hold a majority of the publicly traded company's issued and outstanding common stock.

As part of the transaction, the publicly traded company's Board of Directors has been replaced by the Company's Board Members and new officers have been appointed. The Company has entered into a consulting agreement with a former publicly traded company's officer and director and has issued common stock to another former officer and director. Pursuant to the consulting agreement, the Company entered into a signed promissory note obligation with the former officer on February 2, 2004. The promissory note obligates the Company to pay the former officer $320,500 as follows: $150,000 that was already paid by February 2, 2004, $61,433 due by September 1, 2004, $61,433 due by December 1, 2004 and $61,433 due by March 1, 2005. These payments include

NOTE 17  SUBSEQUENT  EVENTS  (CONT.)
         ---------------------------

interest of 9.5% per annum. $30,000 is established as a contingency reserve for the purpose of settling any outstanding claims against the Company for a period of one year from the modified closing date or February 15, 2005. This amount is included in deposits in the accompanying balance sheet at January 31, 2004.

The Company incurred extraordinary expenses associated with this acquisition in the amount of $202,075 during the year ended January 31, 2004. These expenses are classified as such in the accompanying statements of operations due to the transactions being infrequent in occurrence.

The primary reason for the tax-free merger was to achieve the Company's objective of being publicly listed on the Over the Counter Bulletin Board. The Company is currently in the process of filing a Form 8-K/A with the Securities and Exchange Commission. The Company currently trades on the over the counter market under the trading symbol "HNNT".


ITEM  7(b) - PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements, of H-Net.Net, Inc. and Donobi, Inc. are also set forth below: Consolidated (Unaudited) Condensed Pro Forma Balance Sheet of H-Net.Net, Inc. & Donobi, Inc. as at January 31, 2004, and Consolidated (Unaudited) Condensed Pro Forma Statement of Operations for the years ended January 31, 2004 and 2003.

PRO FORMA FINANCIAL STATEMENTS

The following consolidated (unaudited) condensed pro forma balance sheet reflects the financial position of the Company as of January 31, 2004 as if the merger with Donobi, Inc. had been completed as of that date, and the consolidated (unaudited) condensed pro forma statements of income for the Company for the years ended January 31, 2004 and 2003 as if the transaction had been completed as of February 1, 2002. The merger will not be completed until an affirmative vote of a majority of H-Net.net, Inc., shareholders is obtained. Therefore, the Company's annual Form 10KSB for the year ended January 31, 2005 will include income earned from Donobi, Inc. from such date through January 31, 2005.

These financial statements are presented for informational purposes only and do not purport to be indicative of the financial position that would have resulted if the merger had been consummated at each company's year end. The pro forma financial statements should be read in conjunction with H-Net.net, Inc.'s financial statements and related notes thereto contained in the Company's SEC quarterly and annual filings and Donobi, Inc.'s financial statements and related notes thereto contained elsewhere in this Form 8-K.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information.




                                    H-NET.NET, INC. & DONOBI, INC.
                    CONSOLIDATED (UNAUDITED) CONDENSED PRO FORMA BALANCE SHEET
                                          JANUARY 31, 2004
========================================================================================================
                                                                            (Unaudited)      (Unaudited)
                                                                             ProForma         ProForma
                                                   H-Net.net     Donobi     Adjustments         Total
                                                   ---------   -----------  -----------      -----------
                                     ASSETS

CURRENT ASSETS
   Cash and Cash Equivalents                       $      89   $    48,534  $         -      $    48,623
   Accounts Receivable, net of allowance
     for doubtful accounts of $5,258                       -       118,058            -          118,058
   Costs Incurred in Excess of Billings                    -        61,065            -           61,065
   Prepaid Expenses and Other Current Assets           2,716        13,779            -           16,495
                                                   ---------   -----------  -----------      -----------
      TOTAL CURRENT ASSETS                             2,805       241,436            -          244,241
                                                   ---------   -----------  -----------      -----------

PROPERTY AND EQUIPMENT
   Property and Equipment                             78,867       406,613            -          485,480
   Accumulated Depreciation                          (57,771)     (134,596)           -         (192,367)
                                                   ---------   -----------  -----------      -----------
      Net Property and Equipment                      21,096       272,017            -          293,113
                                                   ---------   -----------  -----------      -----------

OTHER ASSETS
   Intangible Assets net of Accumulated
     Amortization of $13,259                               -       507,500            -          507,500
   Deposits                                                -        37,240            -           37,240
                                                   ---------   -----------  -----------      -----------
      Net Other Assets                                     -       544,740            -          544,740
                                                   ---------   -----------  -----------      -----------

      TOTAL ASSETS                                 $  23,901   $ 1,058,193  $         -      $ 1,082,094
                                                   =========   ===========  ===========      ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts Payable and Accrued Expenses           $  34,832   $   453,230            -      $   488,062
   Compensation Payable to Officer                   350,500             -            -          350,500
   Deferred Revenue                                        -       160,035            -          160,035
   Current Portion of Capitalized Lease
     Obligations                                           -        11,808            -           11,808
   Current Portion of Notes Payable                        -       430,927            -          430,927
                                                   ---------   -----------  -----------      -----------
      TOTAL CURRENT LIABILITIES                      385,332     1,056,000            -        1,441,332
                                                   ---------   -----------  -----------      -----------

LONG-TERM DEBT
   Capitalized Lease Obligations                           -        12,739            -           12,739
   Notes Payable                                           -        53,621            -           53,621
                                                   ---------   -----------  -----------      -----------
      TOTAL LONG-TERM DEBT                                 -        66,360            -           66,360
                                                   ---------   -----------  -----------      -----------

STOCKHOLDERS' DEFICIT
   Preferred Stock ($.001 par value,
     5,000,000 authorized:
     none issued and outstanding)                          -             -            -      $         -
   Common Stock ($.001 par value, 100,000,000
     shares authorized:
     14,879,877 shares issued and outstanding)        14,880             -      (14,880) A             -
   Common Stock (no par value, 100,000,000
     shares authorized: 13,558,750 shares
     issued and outstanding )                              -             -            -                -
   Treasury Stock                                          -       (49,500)           -          (49,500)
   Accumulated Other Comprehensive Loss             (237,317)            -      237,317                -
   Additional Paid-in-Capital                     66,184,674     1,528,681  (66,546,105) A     1,167,250
   Accumulated Deficit                           (66,323,668)   (1,543,348)  66,323,668  A    (1,543,348)
                                                   ---------   -----------  -----------      -----------
      TOTAL STOCKHOLDERS' DEFICIT                   (361,431)      (64,167)           -         (425,598)
                                                   ---------   -----------  -----------      -----------

      TOTAL LIABILITIES AND STOCKHOLDERS'
      DEFICIT                                      $  23,901   $ 1,058,193  $         -      $ 1,082,094
                                                   =========   ===========  ===========      ===========


      See accompanying notes to (unaudited) pro forma financial statements.



NOTE  A:       On  February  16,  2004,  H-Net.net,  Inc.  signed an Acquisition
               Agreement for the acquisition of all of the issued and outstanding stock of Donobi, Inc. Donobi shareholders exchanged all of their issued and outstanding common stock for 13,558,750 shares of newly issued common stock of H-Net.net, Inc. The transaction is accounted for as a reverse purchase acquisition/merger wherein Donobi, Inc. is the accounting acquirer and H-Net.net, Inc. is the legal acquirer. Accordingly, the accounting acquirer records the assets purchased and liabilities assumed as part of the merger and the entire stockholders' equity section of the legal acquirer is eliminated with negative book value acquired offset against the paid in capital of the accounting acquirer.





                                    H-NET.NET, INC. & DONOBI, INC.
                 CONSOLIDATED (UNAUDITED) CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                 FOR THE YEAR ENDED JANUARY 31, 2004
========================================================================================================
                                                                            (Unaudited)      (Unaudited)
                                                                             ProForma         ProForma
                                                   H-Net.net     Donobi     Adjustments         Total
                                                   ---------   -----------  -----------      -----------

SALES AND COST OF SALES:
   Sales                                         $   131,667   $ 2,221,992  $         -      $ 2,353,659
   Cost of Sales                                           -    (1,132,455)           -       (1,132,455)
                                                   ---------   -----------  -----------      -----------
      Gross Profit                                   131,667     1,089,537            -        1,221,204
                                                   ---------   -----------  -----------      -----------

OPERATING EXPENSES:
   Selling, general and administrative             2,121,931     1,593,446            -        3,715,377
                                                   ---------   -----------  -----------      -----------
                                                   2,121,931     1,593,446            -        3,715,377

      OPERATING LOSS                              (1,990,264)     (503,909)           -       (2,494,173)

OTHER INCOME (EXPENSE):
   Loss on disposal of available for sale
     securities                                       (7,629)            -            -           (7,629)
   Loss from impairment of goodwill                        -      (124,629)           -         (124,629)
   Investment and Other Income                         3,358         2,326            -            5,684
   Interest Expense                                        -       (28,875)           -          (28,875)
                                                   ---------   -----------  -----------      -----------
                                                      (4,271)     (151,178)           -         (155,449)

   Loss before extraordinary item                $(1,994,535)  $  (655,087) $         -      $(2,649,622)
                                                   ---------   -----------  -----------      -----------
   Extraordinary item - fees associated
     with merger                                           -      (202,075)           -         (202,075)
                                                   ---------   -----------  -----------      -----------
      Net Loss                                   $(1,994,535)  $  (857,162) $         -      $(2,851,697)
                                                   =========   ===========  ===========      ===========



      See accompanying notes to (unaudited) pro forma financial statements.










                                  H-NET.NET, INC. & DONOBI, INC.
               CONSOLIDATED (UNAUDITED) CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED JANUARY 31, 2003
========================================================================================================
                                                                            (Unaudited)      (Unaudited)
                                                                             ProForma         ProForma
                                                   H-Net.net     Donobi     Adjustments         Total
                                                   ---------   -----------  -----------      -----------

SALES AND COST OF SALES:
   Sales                                         $   129,920   $ 1,080,442  $         -      $ 1,210,362
   Cost of Sales                                           -      (547,837)           -         (547,837)
                                                   ---------   -----------  -----------      -----------
      Gross Profit                                   129,920       532,605            -          662,525
                                                   ---------   -----------  -----------      -----------

OPERATING EXPENSES:
   Selling, general and administrative               881,216       959,709            -        1,840,925
                                                   ---------   -----------  -----------      -----------
                                                     881,216       959,709            -        1,840,925

      OPERATING LOSS                                (751,296)     (427,104)           -       (1,178,400)

OTHER INCOME (EXPENSE):
   Loss on disposal of available for
     sale securities                                       -             -            -                -
   Loss from impairment of goodwill                        -             -            -                -
   Investment and Other Income                         5,843         1,100            -            6,943
   Interest Expense                                        -       (13,584)           -          (13,584)
                                                   ---------   -----------  -----------      -----------
                                                       5,843       (12,484)           -           (6,641)
                                                   ---------   -----------  -----------      -----------
      NET LOSS                                   $  (745,453)  $  (439,588) $         -      $(1,185,041)



      See accompanying notes to (unaudited) pro forma financial statements.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          H-NET.NET, INC.


May 24, 2004                         By:  /s/ Terry L. Stein
                                          ----------------
                                          Terry L. Stein
                                          Treasurer, Director



                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

3.1            Amended and Restated Articles of Incorporation of the Registrant*

99.1 Acquisition Agreement and Plan of Reorganization (incorporated by reference from Exhibit 1 to the Registrant's Current Report on Form 8-K, filed with the Commission on March 2, 2004)

99.2 Addendum and Modification to Acquisition Agreement and Plan of Reorganization (incorporated by reference from Exhibit 11 to the Registrant's Current Report on Form 8-K, filed with the Commission on March 2, 2004.)

____________________
*  Filed herewith